Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES DISMISSAL OF

STOCKHOLDER DERIVATIVE LAWSUIT

Microtune Also Announces Completion of IRS Examination

PLANO, TX, APRIL 2, 2008 – Microtune®, Inc. (NASDAQ: TUNE) announced today that the United States District Court for the Eastern District of Texas has granted Microtune’s motion to dismiss the purported stockholder derivative lawsuit entitled Peter A. Pedroli v. Douglas J. Bartek, et al. (Case No. 4:07-cv-00043-RAS), filed on January 31, 2007 against Microtune, as a nominal defendant, and certain of Microtune’s current and former officers and directors. The lawsuit alleged various claims, including breach of fiduciary duties and violations of the Securities Exchange Act of 1934, as amended, related to Microtune’s historical stock option granting practices described in its Annual Report on Form 10-K/A for the year ended December 31, 2005 filed on January 22, 2007. The Court dismissed the litigation, citing, among other things, the failure of the plaintiff to adequately plead any violations of the U.S. securities laws and the failure to make a demand on Microtune’s board of directors before filing the lawsuit. Certain of the claims were dismissed with prejudice and other claims were dismissed without prejudice. The Court has granted the plaintiff sixty (60) days to file an amended complaint with regards to the claims dismissed without prejudice, if the plaintiff can do so in good faith and in compliance with Rule 11 of the Federal Rules of Civil Procedure. If the plaintiff does file an amended complaint, Microtune plans to continue to defend itself vigorously.

Completion of IRS Examination

As previously disclosed, Microtune voluntarily contacted the Internal Revenue Service of the United States Department of Treasury (the “IRS”) regarding the findings of the Audit Committee investigation into Microtune’s stock option granting practices. As previously reported on a Current Report on Form 8-K filed on March 28, 2008, Microtune paid the IRS approximately $150,000 upon completion of the examination by the IRS of Microtune’s payroll taxes for the years 2003 through 2006 and other matters related to the Audit Committee investigation. Microtune previously accrued approximately $560,000 in estimated taxes and interest relating to this issue. As a result of the completion of the IRS examination, in the first quarter of 2008, Microtune will realize a benefit to operating expenses of approximately $410,000 for amounts previously accrued in excess of the amounts actually paid to the IRS.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 76 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright© 2008 Microtune, Inc. All rights reserved.

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